UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 9, 2015

Bill Barrett Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32367	80-0000545
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1099 18th Street, Suite 2300 Denver, Colorado	80202
(Address of principal executive office)	(Zip Code)

(303) 293-9100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On June 25, 2015, Bill Barrett Corporation (the “Company”) filed with the Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form S-3 (File No. 333-205230) (the “New Registration Statement”), which was declared effective by the Commission on July 9, 2015, to replace the Company’s existing shelf registration statement on Form S-3 (File No. 333-182413), as amended by Post-Effective Amendment No. 1 and Post-Effective Amendment No. 2 thereto (the “Prior Registration Statement”), which was scheduled to expire on June 28, 2015. The Prior Registration Statement terminated upon the effectiveness of the New Registration Statement on July 9, 2015.

On July 9, 2015, in connection with the filing of the New Registration Statement, the Company filed a prospectus supplement (the “New Prospectus Supplement”) to the form of prospectus contained in the New Registration Statement to cover the sale of shares, from time to time, of the Company’s common stock, par value $0.001 per share, having an aggregate gross sales price of up to $100,000,000 (the “Shares”) pursuant to the Company’s previously disclosed Equity Distribution Agreement, dated June 10, 2015, with Goldman, Sachs & Co. The New Prospectus Supplement was filed solely to continue the sale of Shares which were previously covered by the Prior Registration Statement. A legal opinion regarding the Shares is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

5.1	Opinion of Akin Gump Strauss Hauer & Feld, LLP.

23.1	Consent of Akin Gump Strauss Hauer & Feld, LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 9, 2015	BILL BARRETT CORPORATION

	By:	/s/ Kenneth A. Wonstolen
Kenneth A. Wonstolen
Senior Vice President—General Counsel, and Secretary

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Akin Gump Strauss Hauer & Feld, LLP.

23.1	Consent of Akin Gump Strauss Hauer & Feld, LLP (included in Exhibit 5.1).